UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
May 5, 2010 (May 5, 2010)
ADVOCAT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667

(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

1621 Galleria Boulevard, Brentwood, TN	37027

(Address of Principal Executive Offices)	(Zip Code)
(615) 771-7575
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On May 5, 2010, the Registrant announced its results of operations for the first quarter ended March 31, 2010. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
The information furnished pursuant to Item 2.02 herein, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.
(b) The Company received written notice from Ray Tyler, its Senior Vice President of Nursing Home Operations, of his intent to resign his position effective May 24, 2010, to assume the role of chief operating officer with a privately owned nursing home operator in another state. Mr. Tyler joined the Company as Vice President of Operations in 2001, and served as Chief Operating Officer from 2003 until March 2009. The Company expects to record a total of approximately $350,000 in severance and other expenses in the second quarter of 2010 related to Mr. Tyler’s departure in accordance with his employment agreement.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Number	Exhibit

99.1	Press Release dated May 5, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer
Date: May 5, 2010

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated May 5, 2010.